John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS 2010 SECOND QUARTER RESULTS

-- Net Income Increases from Prior Year and Prior Quarter --
-- Total Assets Reach a New Record --
-- Strong Capital Resources Support Growth Strategies --

New York, N.Y., July 26, 2010 – Sterling Bancorp (NYSE: STL), a financial holding company headquartered in New York City and the parent company of Sterling National Bank, today reported net income available to common shareholders of $2.3 million, or $0.09 per diluted share, for the second quarter ended June 30, 2010. The Company attributed its increasing profitability to a series of recent initiatives, including the acquisition and launch of complementary products, a capital raise in March 2010 that provided additional resources for growth, a continued sharp focus on meeting the needs of customers in its marketplace, and a disciplined approach to expense control.

Financial Highlights

•	Rising profitability – For the 2010 second quarter, Sterling’s net income available to common shareholders reached its highest level since the first quarter of 2009.

•	Strong capital – The tangible common equity ratio rose to 7.33% from 4.47% a year earlier, and all capital ratios exceeded the regulatory “well-capitalized” requirements.

•

Loans – Responding to opportunities in its marketplace, Sterling approved significant new credit facilities during the first half of this year. Total loans in portfolio rose 14.9% from a year ago, excluding lease financing receivables, which experienced a planned reduction in volume. The portfolio exceeded $1.2 billion at June 30, 2010.

•

Demand deposits increase – Demand deposits rose to $525.2 million at June 30, 2010, up 19.2% from a year ago. The ratio of demand deposits to total deposits remains one of the highest in the industry, at 32.0%, and represents a stable source of low-cost funds.

•	Noninterest income growth – Noninterest income rose 5.2% to $11.4 million, primarily driven by growth in Sterling’s accounts receivable management, factoring and import trade finance fees.

•	Improving credit quality – The level of nonaccrual loans decreased by $1.9 million compared with the second quarter of 2009.

Management Comments

“Our ongoing efforts to use our increased capital resources to support profitable growth resulted in higher earnings for the second quarter of 2010,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “Net income rose to the highest level of the past four quarters. Total assets reached a record $2.28 billion and deposits also have increased substantially. We have continued to grow our lending activities in a prudent and disciplined manner, in accordance with our traditional credit standards.”

“Sterling is working diligently to build upon this solid performance, while continuing to meet the needs of our customers and prospects. Our already strong capital base has been further enhanced by our stock offering in the first quarter of this year. We have continued to expand our range of products – and our potential to create shareholder value – both through acquisitions and organic growth. Strategic initiatives have enabled us to extend our reach to new customers and markets, while adding to our revenue and earnings-generating capacity. One such recent initiative was our launch of a mortgage warehouse lending program in April 2010, which is a natural extension of our expertise in asset-based lending and mortgage finance.”

“Looking ahead, we have abundant capital and liquidity to respond to the vast opportunities we see in our marketplace, but are still in the early stages of prudently deploying that capital. As a result, our current asset mix reflects a relatively high level of short-term, lower-yielding investment securities. As we continue to respond to the needs of quality borrowers, we would expect to shift that asset mix to loans, thus achieving higher yields. The results of this and other efforts to grow our business should be reflected in Sterling’s future performance,” Mr. Cappelli noted.

Second Quarter 2010 Financial Results

Net income available to common shareholders for the second quarter of 2010 was $2.3 million, or $0.09 per diluted share, versus $0.1 million, or $0.01 per diluted share, for the same period of 2009. The significant increase in profitability reflected the Company’s recent growth initiatives, while the year-ago results included an industry-wide FDIC special assessment and other factors related to the economic downturn. Sterling’s performance in the 2010 second quarter benefitted from higher noninterest income, a lower provision for loan losses, and reduced noninterest expenses. This more than offset lower net interest income due to asset mix and prevailing interest rates. Earnings per share in the 2010 period reflected the impact of a significant increase in the average number of common shares outstanding due to Sterling’s stock offering completed on March 19, 2010.

Net interest income, on a tax-equivalent basis, was $21.1 million for the 2010 second quarter, compared to $21.5 million for the 2009 period. This change primarily reflected higher average loan and investment securities balances, reduced borrowings and lower funding costs, offset by the impact of lower yields on loans and securities, and higher interest-bearing deposit balances. Net interest margin was 4.12% for the 2010 second quarter, on a tax-equivalent basis, compared to 4.37% for the 2010 first quarter and 4.53% for the second quarter of 2009, primarily due to Sterling’s deployment of the proceeds of its March 2010 stock offering in short-term, lower yielding investment securities.

Noninterest income rose 5.2% to $11.4 million for the 2010 second quarter from $10.8 million a year earlier. This increase primarily reflected higher accounts receivable management, factoring and import trade finance fees, due to Sterling’s expansion of that business through an acquisition as well as organic growth. Service charges on deposit accounts also contributed to the rise in noninterest income. These factors were partially offset by lower mortgage banking income.

Noninterest expenses fell 8.3% to $22.1 million for the 2010 second quarter, from $24.1 million a year ago, primarily as the result of lower advertising, professional fee and deposit insurance expenses. Included in the results for the year-ago period was the impact of the industry-wide FDIC special assessment.

First Half 2010 Financial Results

Net income available to common shareholders for the first half of 2010 was $4.3 million, or $0.19 per diluted share, up from $2.9 million, or $0.16 per diluted share, for the same period of 2009. Earnings per share in the 2010 period reflected the impact of a significant increase in the average number of common shares outstanding due to Sterling’s stock offering completed on March 19, 2010.

Net interest income, on a tax-equivalent basis, was $41.5 million for the first half of 2010, compared to $43.0 million for the same 2009 period. The decrease primarily reflected higher average loan and investment securities balances, reduced borrowings and lower funding costs, offset by the impact of lower yields on loans and securities, and higher interest-bearing deposit balances. Net interest margin was 4.27% for the first six months of 2010, on a tax-equivalent basis, compared to 4.55% for the same period of 2009, primarily due to Sterling’s deployment of the proceeds of its March 2010 stock offering in short-term, lower yielding investment securities.

Noninterest income rose to $22.5 million for the first half of 2010, compared to $21.6 million a year ago. This increase primarily reflected Sterling’s expansion of its accounts receivable management, factoring and import trade finance business through acquisition and organic growth. This was partially offset by lower mortgage banking income and securities gains.

Noninterest expenses were $43.5 million for the first half of 2010, down from $44.2 million in 2009, primarily as a result of lower professional fee and deposit insurance expenses. Included in the results for the year-ago period was the impact of the industry-wide FDIC special assessment.

Loans and Deposits

Total loans held in portfolio were $1.24 billion at June 30, 2010, rising from $1.16 billion a year earlier. Excluding lease financing receivables, which had a planned reduction in volume, loans held in portfolio increased 14.9% from a year ago. Sterling extended a significant level of new credit facilities during the first six months of 2010, while maintaining its traditional disciplined credit standards.

Noninterest-bearing demand deposits totaled $525.2 million at June 30, 2010, a 19.2% increase from a year ago, and represented 32.0% of total deposits, one of the highest ratios of demand to total deposits in the industry. Total deposits were $1.64 billion at June 30, 2010, up from $1.30 billion a year earlier.

Asset Quality

The Company has continued to experience an improvement in credit quality. The provision for loan losses declined to the lowest level of the past six quarters, at $5.5 million for the 2010 second quarter. Net charge-offs were $5.0 million for the 2010 second quarter, compared to $5.6 million a year ago. The allowance for loan losses as a percent of nonaccrual loans was 109.8% at June 30, 2010, an improvement in coverage from 88.0% at June 30, 2009.

The level of nonaccrual loans was $18.7 million at June 30, 2010, compared to $20.6 million a year earlier. The ratio of nonaccrual loans to total loans was 1.46% at June 30, 2010, versus 1.69% at June 30, 2009.

Capital

Sterling’s capital base, which previously exceeded all regulatory requirements for well-capitalized institutions, was further strengthened by the capital raise completed on March 19, 2010. The tangible common equity ratio rose to 7.33% at June 30, 2010 from 4.54% at December 31, 2009 and 4.47% at June 30, 2009. Book value per common share increased to $7.04 at June 30, 2010 from $6.73 at December 31, 2009 and $6.51 at June 30, 2009.

At June 30, 2010, Sterling’s Tier 1 risk-based capital ratio was 14.32% (compared to a requirement of 6.00%), total risk-based capital was 15.55% (requirement of 10.00%), and the Tier 1 leverage ratio was 10.76% (requirement of 5.00%).

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on July 26, 2010, at 10:00 a.m. Eastern Daylight Time to discuss the second quarter 2010 financial results. To access the conference call live, interested parties may dial 800-230-1093 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Daylight Time on July 26, 2010, until 11:59 p.m. Eastern Daylight Time on August 9, 2010. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 164601.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, international trade financing, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages and trust and custodial account services.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment and credit quality, and the Company’s position for future growth and ability to benefit from an economic recovery, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

#   #   #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$819,079	$708,089	$819,079	$708,089
Loans held for sale	41,053	57,385	41,053	57,385
Loans held in portfolio, net of unearned discount	1,237,270	1,160,429	1,237,270	1,160,429
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,497	9,382	8,497	9,382
Total earning assets	2,118,327	1,940,896	2,118,327	1,940,896
Allowance for loan losses	20,512	18,134	20,512	18,134
Total assets	2,284,308	2,127,567	2,284,308	2,127,567

Demand deposits	525,242	440,626	525,242	440,626
Savings, NOW and money market deposits	526,701	532,275	526,701	532,275
Time deposits	589,531	331,766	589,531	331,766
Customer repurchase agreements	21,071	55,129	21,071	55,129
Other short-term borrowings	107,733	263,001	107,733	263,001
Long-term borrowings	150,656	175,774	150,656	175,774
Shareholders’ equity	229,275	157,721	229,275	157,721

Average Balances
Investment securities	$836,270	$669,581	$766,621	$704,645
Loans held for sale	25,676	52,653	26,257	43,101
Loans held in portfolio, net of unearned discount	1,194,574	1,151,915	1,163,587	1,139,887
Federal Reserve Bank and Federal Home Loan Bank stock	7,808	9,382	8,136	9,665
Total earning assets	2,088,834	1,910,029	1,998,485	1,916,576
Total assets	2,258,219	2,059,981	2,164,853	2,067,560

Demand deposits	466,017	417,509	467,337	416,847
Savings, NOW and money market deposits	558,506	556,407	575,451	569,818
Time deposits	593,243	335,258	523,333	331,844
Customer repurchase agreements	54,829	77,261	52,689	75,987
Other short-term borrowings	61,494	228,019	53,212	227,156
Long-term borrowings	150,131	175,774	152,778	175,774
Shareholders’ equity	227,102	158,907	199,330	158,224

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$4,951	$5,635	$10,821	$10,632
Nonaccrual loans	18,688	20,607	18,688	20,607
Other real estate owned	761	1,105	761	1,105
Nonperforming assets	19,449	21,712	19,449	21,712
Nonaccrual loans/loans (1)	1.46%	1.69%	1.46%	1.69%
Nonperforming assets/assets	0.85%	1.02%	0.85%	1.02%
Allowance for loan losses/loans (2)	1.66%	1.56%	1.66%	1.56%
Allowance for loan losses/nonaccrual loans	109.76%	88.00%	109.76%	88.00%

CAPITAL RATIOS
Period End
Tier 1 risk based	14.32%	11.65%	14.32%	11.65%
Total risk based	15.55%	12.87%	15.55%	12.87%
Leverage	10.76%	8.53%	10.76%	8.53%
Tangible common equity	7.33%	4.47%	7.33%	4.47%

Book value per common share	$7.04	$6.51	$7.04	$6.51

(1)	The term “loans” includes loans held for sale and loans held in portfolio.

(2)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	June 30,

	2010	2009

ASSETS
Cash and due from banks	$32,511	$34,816
Interest-bearing deposits with other banks	12,428	5,611

Investment securities
Available for sale (at estimated fair value)	478,647	344,094
Held to maturity (at amortized cost)	340,432	363,995

Total investment securities	819,079	708,089

Loans held for sale	41,053	57,385

Loans held in portfolio, net of unearned discounts	1,237,270	1,160,429
Less allowance for loan losses	20,512	18,134

Loans held in portfolio, net	1,216,758	1,142,295

Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,497	9,382

Customers’ liability under acceptances	0	180
Goodwill	22,901	22,901
Premises and equipment, net	14,451	10,041
Other real estate	761	1,105
Accrued interest receivable	10,110	7,772
Cash surrender value of life insurance policies	50,166	47,631
Other assets	55,593	80,359

	$2,284,308	$2,127,567

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$525,242	$440,626
Savings, NOW and money market	526,701	532,275
Time	589,531	331,766

Total deposits	1,641,474	1,304,667

Securities sold under agreements to repurchase - customers	21,071	55,129
Securities sold under agreements to repurchase - dealers	39,893	0
Federal funds purchased	10,000	87,000
Commercial paper	11,061	11,739
Short-term borrowings - FRB	0	160,000
Short-term borrowings - other	46,779	4,262
Long-term borrowings - FHLB	124,882	150,000
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	0	180
Accrued interest payable	1,622	1,874
Due to factored clients	77,918	65,535
Accrued expenses and other liabilities	54,559	103,686

Total liabilities	2,055,033	1,969,846

Shareholders’ equity	229,275	157,721

	$2,284,308	$2,127,567

MEMORANDA
Available for sale securities - amortized cost	$476,013	$342,988
Held to maturity securities - estimated fair value	351,007	370,844
Shares outstanding
Common issued	31,138,545	22,226,425
Common in treasury	4,297,782	4,119,934

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

INTEREST INCOME
Loans	$17,121	$18,264	$33,632	$35,816
Investment securities - available for sale	3,377	4,159	6,330	9,629
Investment securities - held to maturity	3,890	3,594	8,302	7,128
FRB and FHLB stock	63	177	184	196
Deposits with other banks	24	9	43	19

Total interest income	24,475	26,203	48,491	52,788

INTEREST EXPENSE
Savings, NOW and money market deposits	825	943	1,790	2,068
Time deposits	1,637	2,049	3,312	4,215
Securities sold u/a/r - customers	65	88	126	203
Securities sold u/a/r - dealers	5	0	5	0
Federal funds purchased	19	7	23	41
Commercial paper	9	17	22	40
Short-term borrowings - FHLB	0	0	0	11
Short-term borrowings - FRB	0	126	9	225
Short-term borrowings - other	4	0	4	1
Long-term borrowings - FHLB	849	1,134	1,720	2,256
Long-term subordinated debentures	524	524	1,047	1,047

Total interest expense	3,937	4,888	8,058	10,107

Net interest income	20,538	21,315	40,433	42,681
Provision for loan losses	5,500	6,800	11,500	13,000

Net interest income after provision for loan losses	15,038	14,515	28,933	29,681

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	5,946	4,858	11,073	8,101
Service charges on deposit accounts	1,548	1,360	3,021	2,743
Trade finance income	501	437	993	842
Other customer related service charges and fees	171	202	326	476
Mortgage banking income	1,496	2,541	3,173	4,647
Trust fees	82	117	166	256
Income from life insurance policies	296	289	560	548
Securities gains	746	874	2,248	3,939
Gain on sale of OREO	15	22	28	20
Other income	560	97	875	29

Total noninterest income	11,361	10,797	22,463	21,601

NONINTEREST EXPENSES
Salaries	10,462	9,985	20,120	19,974
Employee benefits	3,199	3,268	6,703	5,945

Total personnel expense	13,661	13,253	26,823	25,919
Occupancy and equipment expenses, net	3,052	2,903	5,592	5,575
Advertising and marketing	678	1,026	1,684	1,680
Professional fees	1,020	1,900	2,373	3,023
Communications	562	435	910	866
Deposit insurance	770	1,513	1,524	1,864
Other expenses	2,396	3,113	4,569	5,268

Total noninterest expenses	22,139	24,143	43,475	44,195

Income before income taxes	4,260	1,169	7,921	7,087
Provision for income taxes	1,278	394	2,376	2,700

Net income	2,982	775	5,545	4,387
Dividends on preferred shares and accretion	644	637	1,280	1,479

Net income available to common shareholders	$2,338	$138	$4,265	$2,908

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

Average number of common shares outstanding
Basic	25,752,172	18,106,491	22,479,292	18,103,014
Diluted	25,752,172	18,150,721	22,484,177	18,222,941

Net income available to common shareholders per average common share
Basic	$0.09	$0.01	$0.19	$0.16
Diluted	0.09	0.01	0.19	0.16

Dividends per common share	0.09	0.19	0.18	0.38

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

Net income	$2,982	$775	$5,545	$4,387

Other comprehensive income, net of tax:
Unrealized holding gains on securities arising during the period	946	1,667	2,160	1,688

Reclassification adjustment for securities gains included in net income	(408)	(478)	(1,228)	(2,152)

Amortization of:
Prior service cost	9	9	18	18
Net actuarial losses	424	518	837	872

Comprehensive income	$3,953	$2,491	$7,332	$4,813

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

Balance, at beginning of period	$228,164	$159,160	$161,950	$160,480
Net income for period	2,982	775	5,545	4,387
Common shares issued	16	0	64,881	0
Common shares issued under stock incentive plan and related tax benefits	0	0	1,477	209
Stock option and restricted stock compensation expense	81	33	118	66
Cash dividends-Common shares	(2,414)	(3,438)	(4,045)	(6,875)
Cash dividends-Preferred shares	(525)	(525)	(1,050)	(828)
Surrender of shares issued under incentive compensation plan	0	0	(1,388)	(144)
Change in net unrealized holding gains on securities	946	1,667	2,160	1,688
Reclassification adjustment for securities gains included in net income	(408)	(478)	(1,228)	(2,152)
Amortization of:
Prior service cost	9	9	18	18
Net actuarial losses	424	518	837	872

Balance, at end of period	$229,275	$157,721	$229,275	$157,721

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended

	June 30, 2010			June 30, 2009

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$24,506	$24	0.41%	$26,498	$9	0.14%

Investment securities - available for sale	472,897	3,169	2.68	341,849	3,944	4.62
Investment securities - held to maturity	252,550	2,987	4.73	292,956	3,476	4.75
Investment securities - tax exempt [2]	110,823	1,709	6.17	34,776	510	5.87

Total investment securities	836,270	7,865	3.76	669,581	7,930	4.74

FRB and FHLB stock [2]	7,808	64	3.28	9,382	178	7.57

Loans, net of unearned discount [3]	1,220,250	17,121	5.87	1,204,568	18,264	6.19

Total Interest-Earning Assets [2]	2,088,834	25,074	4.91%	1,910,029	26,381	5.58%

Cash and due from banks	36,009			29,623
Allowance for loan losses	(22,104)			(17,994)
Goodwill	22,901			22,901
Other	132,579			115,422

Total Assets	$2,258,219			$2,059,981

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,014	3	0.07%	$18,080	6	0.13%
NOW	203,307	106	0.21	196,441	126	0.26
Money market	337,185	716	0.85	341,886	811	0.95
Time	592,665	1,635	1.11	334,680	2,047	2.45
Foreign
Time	578	2	1.08	578	2	1.09

Total Interest-Bearing Deposits	1,151,749	2,462	0.86	891,665	2,992	1.35

Borrowings
Securities sold u/a/r - customers	54,829	65	0.48	77,261	88	0.45
Securities sold u/a/r - dealers	4,243	5	0.47	0	0	0.00
Federal funds purchased	35,545	19	0.21	12,309	7	0.22
Commercial paper	13,006	9	0.31	11,101	17	0.62
Short-term borrowings - FRB	0	0	0.00	202,857	126	0.25
Short-term borrowings - other	8,700	4	0.17	1,752	0	0.00
Long-term borrowings - FHLB	124,357	849	2.74	150,000	1,134	3.03
Long-term borrowings - sub debt	25,774	524	8.38	25,774	524	8.37

Total Borrowings	266,454	1,475	2.22	481,054	1,896	1.58

Total Interest-Bearing Liabilities	1,418,203	3,937	1.11%	1,372,719	4,888	1.43%

Noninterest-bearing demand deposits	466,017			417,509
Other liabilities	146,897			110,846

Total Liabilities	2,031,117			1,901,074

Shareholders’ equity	227,102			158,907

Total Liabilities and Shareholders’ Equity	$2,258,219			$2,059,981

Net interest income/spread [2]		21,137	3.80%		21,493	4.15%

Net yield on interest-earning assets [2]			4.12%			4.53%

Less: Tax-equivalent adjustment		599			179

Net interest income		$20,538			$21,314

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Six Months Ended

	June 30, 2010			June 30, 2009

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$33,884	$43	0.26%	$19,278	$19	0.21%

Investment securities - available for sale	383,120	5,903	3.08	379,903	9,201	4.84
Investment securities - held to maturity	282,209	6,702	4.75	295,245	6,999	4.74
Investment securities - tax exempt [2]	101,292	3,118	6.16	29,497	857	5.81

Total investment securities	766,621	15,723	4.10	704,645	17,057	4.84

FRB and FHLB stock [2]	8,136	186	4.56	9,665	198	4.10
Loans, net of unearned discount [3]	1,189,844	33,632	5.98	1,182,988	35,816	6.24

Total Interest-Earning Assets [2]	1,998,485	49,584	5.12%	1,916,576	53,090	5.64%

Cash and due from banks	35,798			31,017
Allowance for loan losses	(22,131)			(17,445)
Goodwill	22,901			22,901
Other	129,800			114,511

Total Assets	$2,164,853			$2,067,560

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,233	6	0.07%	$18,148	12	0.14%
NOW	226,361	331	0.29	211,650	294	0.28
Money market	330,857	1,453	0.89	340,020	1,762	1.04
Time	522,754	3,309	1.28	331,266	4,212	2.56
Foreign
Time	579	3	1.09	578	3	1.09

Total Interest-Bearing Deposits	1,098,784	5,102	0.94	901,662	6,283	1.41

Borrowings
Securities sold u/a/r - customers	52,689	126	0.48	75,987	203	0.54
Securities sold u/a/r - dealers	2,133	5	0.47	0	0	0.00
Federal funds purchased	23,440	23	0.20	34,783	41	0.23
Commercial paper	14,696	22	0.31	11,487	40	0.70
Short-term borrowings - FHLB	0	0	0.00	6,878	11	0.31
Short-term borrowings - FRB	7,459	9	0.25	172,405	225	0.26
Short-term borrowings - other	5,484	4	0.13	1,603	1	0.07
Long-term borrowings - FHLB	127,004	1,720	2.73	150,000	2,256	3.03
Long-term borrowings - sub debt	25,774	1,047	8.38	25,774	1,047	8.38

Total Borrowings	258,679	2,956	2.30	478,917	3,824	1.61

Total Interest-Bearing Liabilities	1,357,463	8,058	1.20%	1,380,579	10,107	1.48%

Noninterest-bearing demand deposits	467,337			416,847
Other liabilities	140,723			111,910

Total Liabilities	1,965,523			1,909,336

Shareholders’ equity	199,330			158,224

Total Liabilities and Shareholders’ Equity	$2,164,853			$2,067,560

Net interest income/spread [2]		41,526	3.92%		42,983	4.16%

Net yield on interest-earning assets [2]			4.27%			4.55%

Less: Tax-equivalent adjustment		1,093			302

Net interest income		$40,433			$42,681

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease) Three Months Ended June 30, 2010

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$(1)	$16	$15

Investment securities - available for sale	1,208	(1,983)	(775)
Investment securities - held to maturity	(474)	(15)	(489)
Investment securities - tax exempt	1,172	27	1,199

Total investment securities	1,906	(1,971)	(65)

FRB and FHLB stock	(26)	(88)	(114)

Loans, net of unearned discounts [3]	157	(1,300)	(1,143)

TOTAL INTEREST INCOME	$2,036	$(3,343)	$(1,307)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(3)	$(3)
NOW	4	(24)	(20)
Money market	(11)	(84)	(95)
Time	1,067	(1,479)	(412)
Foreign
Time	0	0	0

Total interest-bearing deposits	1,060	(1,590)	(530)

Borrowings
Securities sold under agreements to repurchase - customers	(28)	5	(23)
Securities sold under agreements to repurchase - dealers	5	0	5
Federal funds purchased	12	0	12
Commercial paper	3	(11)	(8)
Short-term borrowings - FRB	(126)	0	(126)
Short-term borrowings - other	0	4	4
Long-term borrowings - FHLB	(183)	(102)	(285)
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(317)	(104)	(421)

TOTAL INTEREST EXPENSE	$743	$(1,694)	$(951)

NET INTEREST INCOME	$1,293	$(1,649)	$(356)

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for short-term borrowings-FHLB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Six Months Ended
	June 30, 2010

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$18	$6	$24

Investment securities - available for sale	76	(3,374)	(3,298)
Investment securities - held to maturity	(312)	15	(297)
Investment securities - tax exempt	2,207	54	2,261

Total investment securities	1,971	(3,305)	(1,334)

FRB and FHLB stock	(33)	21	(12)

Loans, net of unearned discounts [3]	106	(2,290)	(2,184)

TOTAL INTEREST INCOME	$2,062	$(5,568)	$(3,506)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(6)	$(6)
NOW	25	12	37
Money market	(48)	(261)	(309)
Time	1,771	(2,674)	(903)
Foreign
Time	0	0	0

Total interest-bearing deposits	1,748	(2,929)	(1,181)

Borrowings
Securities sold under agreements to repurchase - customers	(56)	(21)	(77)
Securities sold under agreements to repurchase - dealers	5	0	5
Federal funds purchased	(13)	(5)	(18)
Commercial paper	9	(27)	(18)
Short-term borrowings - FHLB	(11)	0	(11)
Short-term borrowings - FRB	(207)	(9)	(216)
Short-term borrowings - other	3	0	3
Long-term borrowings - FHLB	(326)	(210)	(536)
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(596)	(272)	(868)

TOTAL INTEREST EXPENSE	$1,152	$(3,201)	$(2,049)

NET INTEREST INCOME	$910	$(2,367)	$(1,457)

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest income for Federal funds sold and in interest expense for securities sold under agreements to repurchase-dealers, and short-term borrowings- other has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of Tangible Assets and Tangible Common Equity
(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following table, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). This non-GAAP financial measure provides useful supplemental information to both management and investors in evaluating Sterling’s capital position. Tangible common equity represents shareholders’ equity less preferred equity, goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. This non-GAAP measure should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures that may have the same or similar names.

	June 30,

	2010	2009

Tangible common equity

Total shareholders’ equity	$229,275	$157,721
Less:
Preferred equity	40,343	39,869
Goodwill and other intangible assets	23,314	23,864

Total tangible common equity	$165,618	$93,988

Tangible assets

Total assets	$2,284,308	$2,127,567
Less:
Goodwill and other intangible assets	23,314	23,864

Total tangible assets	$2,260,994	$2,103,703

Tangible common equity ratio	7.33%	4.47%